Exhibit 1.01
Conflict Minerals Report
For 2020, we have completed our analysis of the suppliers for Amazon electronic devices, fashion and apparel, and other consumer products that fall within the scope of the applicable rules (collectively, in-scope products). A majority of these suppliers certified that they: did not use gold, tin, tungsten, or tantalum in parts or components for our in-scope products; did not source these minerals from the Democratic Republic of the Congo or an adjoining country, referred to as the DRC region; or sourced these minerals from a smelter or refiner that complies with a responsible mineral sourcing validation program such as the Responsible Minerals Assurance Process. The remaining suppliers are still completing investigations of their supply chains. As discussed in the Conclusion, for 2020, we identified no suppliers that were sourcing minerals through a supply chain that benefitted armed groups in the DRC region.
Pursuant to the Securities and Exchange Commission’s conflict minerals rules, we designed our due diligence on the source and chain of custody of the gold, tin, tungsten, and tantalum in our in-scope products in accordance with the OECD’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas Third Edition, and the related Supplements on Tin, Tantalum and Tungsten and on Gold. We undertook the steps described below as part of our due diligence process:
Establish strong company management systems
We are committed to avoiding the use of minerals that have fueled conflict, and we expect our suppliers to support our efforts to identify the origin of gold, tin, tungsten, and tantalum used in products that we manufacture or contract to manufacture. Our policy is reflected in our Supply Chain Standards, available at https://sustainability.aboutamazon.com/social-responsibility#section-nav-id-0, which we communicate to our suppliers through our supplier screening process, contracts with suppliers, or by sending our suppliers a copy of the Supplier Code.
In 2012, we established a conflict minerals group, which includes representatives from supply chain management, sustainability, and legal. The group implemented a process to identify within Amazon’s businesses the products that we manufacture or contract to manufacture potentially containing gold, tin, tungsten, or tantalum. Based on that process, we concluded that the conflict minerals rules applied to our in-scope products, and the group identified, engaged with, and made inquiries of, our suppliers that, based on our reasonable country of origin inquiry, we believed sourced gold, tin, tungsten, or tantalum from the DRC region in 2020.
Identify and assess risk in the supply chain
Our conflict minerals due diligence is based on a survey process in which we request information from our in-scope product suppliers through the Conflict Minerals Reporting Template prepared by the Responsible Minerals Initiative. In addition, we communicated with each of our suppliers to confirm the accuracy of the information provided in their most recent template.
The completed templates were reviewed by our conflict minerals group, and the findings were reported to senior management.
Design and implement a strategy to respond to identified risks; engagement with certain suppliers
If we became aware that a supplier was sourcing gold, tin, tungsten, or tantalum from the DRC region, we then reviewed the smelters or refiners identified by the supplier against lists of facilities that comply with a responsible mineral sourcing validation program in order to determine whether the smelter or refiner that processed those minerals had been audited by an independent third party. We actively reviewed and discussed our policy regarding gold, tin, tungsten, and tantalum with each supplier unable to determine the origin of gold, tin, tungsten, or tantalum and we will continue evaluating the results of their efforts.
Report on supply chain due diligence
This report is publicly filed with the SEC and is available at www.amazon.com/ir.
Conclusion
While, for 2020, we identified no suppliers that were sourcing minerals through a supply chain that benefitted armed groups in the DRC region, some of the suppliers for our in-scope products are still working to determine country of origin and facility information, and other suppliers are still investigating whether the facilities they identified were used to process the gold, tin, tungsten, or tantalum in our in-scope products. For suppliers that were unable to determine the sources of such minerals, we:
•actively reviewed and discussed with each such supplier our policy regarding gold, tin, tungsten, and tantalum, and
•will continue evaluating the results of their efforts in 2021 in order to mitigate the risk that minerals procured by any of our suppliers benefit armed groups in the DRC region.
Annex A below includes a list of known smelters and refiners that may have processed gold, tin, tungsten, or tantalum in the in-scope products, based on our review of data from several sources, including information reported to us by suppliers for our in-scope products that provided facility information and information obtained through engagement with processing facilities. Because many of the suppliers for our in-scope products that provided country of origin and facility information provided this information to us for their entire supply chain, without specifying which facilities contributed gold, tin, tungsten, or tantalum used in components of the in-scope products, we are unable to validate the accuracy of the list in Annex A, including which of these facilities in fact processed the gold, tin, tungsten, or tantalum used in the in-scope products.

Annex A

Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	8853 SpA	Italy
Gold	Abington Reldan Metals, LLC	United States
Gold	Advanced Chemical Company	United States
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold	Allgemeine Gold und Silberscheideanstalt AG	Germany
Gold	Almalyk Mining and Metallurgical Complex	Uzbekistan
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil
Gold	Argor-Heraeus SA	Switzerland
Gold	Asahi Pretec Corporation	Japan
Gold	Asahi Refining Canada Ltd.	Canada
Gold	Asahi Refining USA Inc.	United States
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret AS	Turkey
Gold	AU Traders and Refiners	South Africa
Gold	Aurubis AG	Germany
Gold	Bangalore Refinery	India
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	Caridad	Mexico
Gold	Cendres + Métaux SA	Switzerland
Gold	Central Bank of the Philippines	Philippines
Gold	Chimet SpA	Italy
Gold	Chugai Mining	Japan
Gold	Daye Non-ferrous Metals Mining Ltd.	China
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold	Do Sung Corporation	Republic of Korea
Gold	Doduco Contacts and Refining GmbH	Germany
Gold	Dowa	Japan
Gold	DS PRETECH Co., Ltd.	Republic of Korea
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India
Gold	Geib Refining Corporation	United States
Gold	Glencore Canada Corporation - CCR Refinery	Canada
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Metals Hong Kong Ltd.	China
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Hunan Guiyang Yinxing Non-ferrous Smelting Co., Ltd.	China
Gold	HwaSeong CJ Co., Ltd.	Republic of Korea

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Italpreziosi SpA	Italy
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Co., Ltd.	China
Gold	JSC Ekaterinburg Non-ferrous Metal Processing Plant	Russian Federation
Gold	JSC Uralelectromed	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kazzinc	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States
Gold	KGHM Polska Miedz Spólka Akcyjna	Poland
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Korea Zinc Co., Ltd.	Republic of Korea
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
Gold	L’azurde Company For Jewelry	Saudi Arabia
Gold	Lingbao Gold Co., Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	L’Orfebre SA	Andorra
Gold	LS-NIKKO Copper Inc.	Republic of Korea
Gold	LT Metal Ltd.	Republic of Korea
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Marsam Metals	Brazil
Gold	Materion	United States
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor Technologies SA	Switzerland
Gold	Metalor USA Refining Corporation	United States
Gold	Metalúrgica Met-Mex Peñoles SA de CV	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	MMTC-PAMP India Pvt. Ltd.	India
Gold	Modeltech Sdn Bhd	Malaysia
Gold	Morris and Watson	New Zealand
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Nadir Metal Rafineri San. ve Tic. AS	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	NH Recytech Company	Republic of Korea
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	OJSC Gulidov Krasnoyarsk Non-ferrous Metals Plant	Russian Federation
Gold	OJSC Novosibirsk Refinery	Russian Federation
Gold	PAMP SA	Switzerland
Gold	Pease & Curren	United States
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Planta Recuperadora de Metales SpA	Chile
Gold	Prioksky Plant of Non-ferrous Metals	Russian Federation

Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Précinox SA	Switzerland
Gold	QG Refining, LLC	United States
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Refinery of Seemine Gold Co., Ltd.	China
Gold	Remondis PMR BV	Netherlands
Gold	Royal Canadian Mint	Canada
Gold	SAAMP	France
Gold	Sabin Metal Corporation	United States
Gold	Safimet SpA	Italy
Gold	Safina AS	Czech Republic
Gold	Sai Refinery	India
Gold	Samduck Precious Metals	Republic of Korea
Gold	Samwon Metals Corp.	Republic of Korea
Gold	Saxonia Edelmetalle GmbH	Germany
Gold	Sempsa Joyería Platería SA	Spain
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Singway Technology Co., Ltd.	Taiwan
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Solar Applied Materials Technology Corporation	Taiwan
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	SungEel HiMetal Co., Ltd.	Republic of Korea
Gold	T.C.A. SpA	Italy
Gold	Tanaka Kikinzoku Kogyo KK	Japan
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Tongling Non-ferrous Metals Group Co., Ltd.	China
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	Torecom	Republic of Korea
Gold	Umicore Brasil Ltda.	Brazil
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States
Gold	Valcambi SA	Switzerland
Gold	Western Australian Mint (trading as The Perth Mint)	Australia
Gold	Wieland Edelmetalle GmbH	Germany
Gold	Yamakin Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Tantalum	Asaka Riken Co., Ltd.	Japan
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	D Block Metals, LLC	United States
Tantalum	Exotech Inc.	United States
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	Fir Metals & Resource Ltd.	China
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States

Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Inc.	United States
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	Jiujiang Jinxin Non-ferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	KEMET Blue Metals	Mexico
Tantalum	LSM Brasil SA	Brazil
Tantalum	Meta Materials	Republic of North Macedonia
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Mineração Taboca SA	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	NPM Silmet AS	Estonia
Tantalum	QuantumClean	United States
Tantalum	Resind Indústria e Comércio Ltda.	Brazil
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	TANIOBIS Co., Ltd.	Thailand
Tantalum	TANIOBIS GmbH	Germany
Tantalum	TANIOBIS Japan Co., Ltd.	Japan
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany
Tantalum	Telex Metals	United States
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Tin	Alpha	United States
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China
Tin	China Tin Group Co., Ltd.	China
Tin	CV Ayi Jaya	Indonesia
Tin	CV Venus Inti Perkasa	Indonesia
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China
Tin	Dowa	Japan
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam
Tin	EM Vinto	Bolivia
Tin	Estanho de Rondonia SA	Brazil
Tin	Fenix Metals	Poland
Tin	Gejiu Fengming Metallurgy Chemical Plant	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-ferrous Metal Processing Co., Ltd.	China
Tin	Gejiu Yunxin Non-ferrous Electrolysis Co., Ltd.	China
Tin	Gejiu Zili Mining and Metallurgy Co., Ltd.	China
Tin	Guangdong Hanhe Non-ferrous Metal Co., Ltd.	China
Tin	Guanyang Guida Non-ferrous Metal Smelting Plant	China
Tin	HuiChang Hill Tin Industry Co., Ltd.	China

Tin	Huichang Jinshunda Tin Co., Ltd.	China
Tin	Jiangxi New Nanshan Technology Ltd.	China
Tin	Luna Smelter, Ltd.	Rwanda
Tin	Ma’anshan Weitai Tin Co., Ltd.	China
Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil
Tin	Malaysia Smelting Corporation	Malaysia
Tin	Melt Metais e Ligas SA	Brazil
Tin	Metallic Resources, Inc.	United States
Tin	Metallo Belgium NV	Belgium
Tin	Metallo Spain SLU	Spain
Tin	Mineração Taboca SA	Brazil
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	Modeltech Sdn Bhd	Malaysia
Tin	Nghe Tinh Non-ferrous Metals Joint Stock Company	Vietnam
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Operaciones Metalúrgical SA	Bolivia
Tin	Pongpipat Company Limited	Myanmar
Tin	Precious Minerals and Smelting Limited	India
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Serumpun	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT Lautan Harmonis Sejahtera	Indonesia
Tin	PT Menara Cipta Mulia	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Rajawali Rimba Perkasa	Indonesia
Tin	PT Rajehan Ariq	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Timah Tbk Kundur	Indonesia
Tin	PT Timah Tbk Mentok	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	Resind Indústria e Comércio Ltda.	Brazil
Tin	Rui Da Hung	Taiwan
Tin	Soft Metais Ltda.	Brazil
Tin	Super Ligas	Brazil
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Vietnam
Tin	Thaisarco	Thailand
Tin	Tin Technology & Refining	United States
Tin	Tuyen Quang Non-ferrous Metals Joint Stock Company	Vietnam
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Yunnan Tin Company Limited	China
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China
Tungsten	A.L.M.T. Tungsten Corporation	Japan
Tungsten	ACL Metais Eireli	Brazil

Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	China Molybdenum Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Jiangwu FerroTungsten Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corporation	United States
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	H.C. Starck Tungsten GmbH	Germany
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
Tungsten	Hunan Chunchang Non-ferrous Metals Co., Ltd.	China
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	China
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	JSC Kirovgrad Hard Alloys Plant	Russian Federation
Tungsten	Kennametal Fallon	United States
Tungsten	Kennametal Huntsville	United States
Tungsten	KGETS CO., LTD.	Republic of Korea
Tungsten	Lianyou Metals Co., Ltd.	Taiwan
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Masan Tungsten Chemical LLC	Vietnam
Tungsten	Moliren Ltd.	Russian Federation
Tungsten	Niagara Refining LLC	United States
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tungsten	Unecha Refractory Metals Plant	Russian Federation
Tungsten	Wolfram Bergbau und Hütten AG	Austria
Tungsten	Woltech Korea Co., Ltd.	Republic of Korea
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China

Countries of origin from which these facilities may source conflict minerals include:
Angola
Argentina
Armenia
Australia
Austria
Belarus
Belgium
Bermuda
Bolivia
Brazil
Burundi
Cambodia
Canada
Central African Republic
Chile
China
Colombia
Czech Republic
Democratic Republic of the Congo
Djibouti
Ecuador
Egypt
Estonia
Ethiopia
Finland
France
Germany
Ghana
Guinea
Guyana
Hungary
India
Indonesia
Ireland
Israel
Italy
Japan
Jersey
Kazakhstan
Kenya
Kyrgyzstan
Laos
Luxembourg
Madagascar
Malaysia
Mali
Mexico
Mongolia
Morocco
Mozambique
Myanmar
Namibia
Netherlands
New Zealand
Niger

Nigeria
Papua New Guinea
Peru
Philippines
Poland
Portugal
Republic of the Congo
Republic of Côte d’Ivoire
Republic of Korea
Russian Federation
Rwanda
Saudi Arabia
Sierra Leone
Singapore
Slovakia
South Africa
South Sudan
Spain
Suriname
Sweden
Switzerland
Taiwan
Tajikistan
Tanzania
Thailand
Turkey
Uganda
United Arab Emirates
United Kingdom
United States
Uzbekistan
Vietnam
Zambia
Zimbabwe